Exhibit 99.1

For Immediate Release

Editorial Contacts:

Joe Greenhalgh, Vice President, Investor Relations — USA (510) 713-4430

Nancy Morrison, Vice President, Corporate Communications — USA (510) 713-4948

Ben Starkie, Cumulus Communications — Switzerland +41 79 292 3499

Logitech Announces Second Quarter Results for FY 2013

NEWARK, Calif. — Oct. 24, 2012 and MORGES, Switzerland, Oct. 25, 2012 — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the second quarter of Fiscal Year 2013.

Sales for Q2 FY 2013 were $548 million, down 7 percent from $589 million in Q2 FY 2012. Excluding the unfavorable impact of exchange rates, sales were down 4 percent compared to the same quarter in the prior year. Operating income was $24 million, up 3 percent from operating income of $23 million in the same quarter a year ago. Net income for Q2 FY 2013 was $55 million ($0.35 per share) compared to net income of $17 million ($0.10 per share) in Q2 FY 2012. Net income for Q2 FY 2013 includes a net tax benefit of $32 million from the closure of an income tax audit. Gross margin for the quarter was 35.8 percent, compared to 33.7 percent in the same quarter one year ago.

Logitech’s retail sales for Q2 FY 2013 decreased by 5 percent year over year, down 3 percent in  EMEA, 6 percent in the Americas and 7 percent in Asia. OEM sales decreased by 27 percent. Sales for the LifeSize division decreased by 7 percent.

“In Q2, the PC market weakened more significantly than anticipated, in advance of the launch of Windows 8,” said Guerrino De Luca, Logitech chairman and chief executive officer. “This factor, as well as a general slowdown in emerging markets, negatively impacted our Q2 sales. Despite this environment, we executed effectively during the quarter, improving our gross margin and operating results. We also recently launched compelling new products for tablets, smartphones, the digital home, Macs and Windows 8 PCs in time for the holiday season.

“Looking ahead, given the uncertainty in the PC market, we are now planning for continued strong headwinds in all of our PC-related categories for the remainder of the fiscal year. We expect this weakness to more than offset the positive impact of our new product launches, and consequently, we now anticipate our sales and operating income for the second half of FY 2013 will be below that of the second half of the prior fiscal year. In addition to managing our spending in line with the current environment, we are also in the process of reassessing the strategy within each of our PC-related product categories to deliver improved performance.”

Prepared Remarks Available Online

Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate Web site at http://ir.logitech.com. The remarks are posted in the Calendar section on the Investor home page.

Financial Results Teleconference and Webcast

Logitech will hold a financial results teleconference to discuss the results for Q2 FY 2013 on Thursday, Oct. 25, 2012 at 8:30 a.m. Eastern Daylight Time and 14:30 Central European Summer Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.

About Logitech

Logitech is a world leader in products that connect people to the digital experiences they care about. Spanning multiple computing, communication and entertainment platforms, Logitech’s combined hardware and software enable or enhance digital navigation, music and video entertainment, gaming, social networking, audio and video communication over the Internet, video security and home-entertainment control. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).

# # #

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: our outlook for the remainder of FY 2013, year-over-year financial performance for the second half of FY 2013, our strategy within our product categories, and our ability to deliver improved financial performance. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities in our new product categories and sales in emerging market geographies; if sales of PC peripherals in mature markets are less than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if there is a deterioration of business and economic conditions in one or more of our sales regions or operating segments, or significant fluctuations in exchange rates; if the restructuring fails to produce the intended performance and cost savings results or is not implemented in the contemplated timeframe; if the reassessment of strategy within the PC-related product categories fails to deliver improved financial performance. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012 and our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, available at www.sec.gov., under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGIIR)

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LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Quarter Ended September 30,
CONSOLIDATED STATEMENTS OF OPERATIONS	2012	2011

Net sales	$547,693	$589,204
Cost of goods sold	351,698	390,783
Gross profit	195,995	198,421
% of net sales	35.8%	33.7%

Operating expenses:
Marketing and selling	110,522	107,446
Research and development	38,019	39,491
General and administrative	25,980	27,989
Restructuring charges (credits), net	(2,671)	—
Total operating expenses	171,850	174,926

Operating income	24,145	23,495

Interest income, net	153	601
Other expense, net	(509)	(1,763)

Income before income taxes	23,789	22,333
Provision for (benefit from) income taxes	(31,076)	4,888

Net income	$54,865	$17,445

Shares used to compute net income per share:
Basic	156,736	176,878
Diluted	157,932	177,277
Net income per share:
Basic	$0.35	$0.10
Diluted	$0.35	$0.10

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Six Months Ended September 30,
CONSOLIDATED STATEMENTS OF OPERATIONS	2012	2011

Net sales	$1,016,297	$1,069,645
Cost of goods sold	676,050	745,617
Gross profit	340,247	324,028
% of net sales	33.5%	30.3%

Operating expenses:
Marketing and selling	211,419	207,239
Research and development	76,947	79,472
General and administrative	58,460	58,854
Restructuring charges	28,556	—
Total operating expenses	375,382	345,565

Operating loss	(35,135)	(21,537)

Interest income, net	537	1,291
Other income (expense), net	(668)	3,428

Loss before income taxes	(35,266)	(16,818)
Benefit from income taxes	(37,986)	(4,657)

Net income (loss)	$2,720	$(12,161)

Shares used to compute net income (loss) per share:
Basic	158,723	178,111
Diluted	159,853	178,111
Net income (loss) per share:
Basic	$0.02	$(0.07)
Diluted	$0.02	$(0.07)

LOGITECH INTERNATIONAL S.A.

(In thousands)

CONSOLIDATED BALANCE SHEETS	September 30, 2012	March 31, 2012	September 30, 2011
	(Unaudited)	(Audited)	(Unaudited)
Current assets
Cash and cash equivalents	$237,033	$478,370	$379,450
Accounts receivable	284,451	223,104	294,691
Inventories	321,307	297,072	325,053
Other current assets	69,016	65,990	85,004
Total current assets	911,807	1,064,536	1,084,198
Non-Current assets
Property, plant and equipment	93,854	94,884	78,416
Goodwill	561,080	560,523	560,343
Other intangible assets	41,108	53,518	66,693
Other assets	84,563	83,033	74,053
Total assets	$1,692,412	$1,856,494	$1,863,703

Current liabilities
Accounts payable	$368,509	$301,111	$342,070
Accrued liabilities	190,234	186,680	187,017
Total current liabilities	558,743	487,791	529,087
Non-current liabilities	187,372	218,462	185,277
Total liabilities	746,115	706,253	714,364

Shareholders’ equity	946,297	1,150,241	1,149,339

Total liabilities and shareholders’ equity	$1,692,412	$1,856,494	$1,863,703

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	Three Months Ended September 30,
CONSOLIDATED STATEMENTS OF CASH FLOWS	2012	2011

Cash flows from operating activities:
Net income	$54,865	$17,445
Non-cash items included in net income:
Depreciation	11,155	11,421
Amortization of other intangible assets	6,025	6,926
Share-based compensation expense	7,266	6,738
Excess tax benefits from share-based compensation	(17)	(6)
Deferred income taxes and other	(2,751)	5,147
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(64,849)	(55,614)
Inventories	(42,178)	(4,806)
Other assets	(7,372)	(871)
Accounts payable	106,283	15,742
Accrued liabilities	(52,276)	(4,232)
Net cash provided by (used in) operating activities	16,151	(2,110)

Cash flows from investing activities:
Purchases of property, plant and equipment	(10,901)	(10,360)
Acquisitions, net of cash acquired	—	(18,814)
Investment in privately-held company	(3,970)	—
Purchases of trading investments	(251)	(991)
Proceeds from sales of trading investments	253	1,022
Net cash used in investing activities	(14,869)	(29,143)

Cash flows from financing activities:
Payment of cash dividends	(133,462)	—
Purchases of treasury shares	—	(73,134)
Proceeds from sale of shares upon exercise of options and purchase rights	8,604	9,157
Tax withholdings related to net share settlements of restricted stock units	(465)	(9)
Excess tax benefits from share-based compensation	17	6
Net cash used in financing activities	(125,306)	(63,980)

Effect of exchange rate changes on cash and cash equivalents	320	(1,684)
Net decrease in cash and cash equivalents	(123,704)	(96,917)
Cash and cash equivalents at beginning of period	360,737	476,367
Cash and cash equivalents at end of period	$237,033	$379,450

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	Six Months Ended September 30,
CONSOLIDATED STATEMENTS OF CASH FLOWS	2012	2011

Cash flows from operating activities:
Net income (loss)	$2,720	$(12,161)
Non-cash items included in net income (loss):
Depreciation	22,307	24,593
Amortization of other intangible assets	12,257	13,556
Inventory valuation adjustment	—	34,074
Share-based compensation expense	13,437	16,453
Gain on disposal of property and plant	—	(4,904)
Gain on sale of investments	(831)	—
Excess tax benefits from share-based compensation	(22)	(30)
Deferred income taxes and other	(3,806)	(8,554)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(58,272)	(36,517)
Inventories	(30,733)	(59,589)
Other assets	(7,339)	(6,886)
Accounts payable	68,875	45,088
Accrued liabilities	(9,498)	(3,489)
Net cash provided by operating activities	9,095	1,634

Cash flows from investing activities:
Purchases of property, plant and equipment	(30,522)	(20,921)
Acquisitions, net of cash acquired	—	(18,814)
Investment in privately-held company	(3,970)	—
Proceeds from sale of property and plant	—	4,904
Proceeds from sale of available-for-sale securities	917	—
Purchases of trading investments	(1,648)	(4,536)
Proceeds from sales of trading investments	1,638	4,522
Net cash used in investing activities	(33,585)	(34,845)

Cash flows from financing activities:
Payment of cash dividends	(133,462)	—
Purchases of treasury shares	(89,955)	(73,134)
Proceeds from sale of shares upon exercise of options and purchase rights	9,008	9,764
Tax withholdings related to net share settlements of restricted stock units	(635)	(185)
Excess tax benefits from share-based compensation	22	30
Net cash used in financing activities	(215,022)	(63,525)

Effect of exchange rate changes on cash and cash equivalents	(1,825)	(1,745)
Net decrease in cash and cash equivalents	(241,337)	(98,481)
Cash and cash equivalents at beginning of period	478,370	477,931
Cash and cash equivalents at end of period	$237,033	$379,450

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Quarter Ended		Six Months Ended
	September 30,		September 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2012	2011	2012	2011

Depreciation	$11,155	$11,421	$22,307	$24,593
Amortization of other intangible assets	6,025	6,926	12,257	13,556
Operating income (loss)	24,145	23,495	(35,135)	(21,537)
Operating income (loss) before depreciation and amortization	41,325	41,842	(571)	16,612
Capital expenditures	10,901	10,360	30,522	20,921

Net sales by channel:
Retail	$476,479	$501,735	$871,580	$896,511
OEM	36,718	50,261	73,393	99,439
LifeSize	34,496	37,208	71,324	73,695
Total net sales	$547,693	$589,204	$1,016,297	$1,069,645

Net retail sales by product family(**):
Retail - Pointing Devices	$122,490	$133,165	$238,217	$254,914
Retail - Keyboards & Desktops	130,806	109,325	241,251	203,921
Retail - Audio	109,831	126,967	199,878	204,640
Retail - Video	47,352	57,276	84,232	106,862
Retail - Gaming	47,302	47,836	74,576	85,003
Retail - Digital Home	18,698	27,166	33,426	41,171
Total net retail sales	$476,479	$501,735	$871,580	$896,511

* * Certain products within the retail product families as presented in prior years have been reclassified to conform to the current year presentation, with no impact on previously reported total net retail sales.

	Quarter Ended		Six Months Ended
	September 30,		September 30,
Share-based Compensation Expense (*)	2012	2011	2012	2011

Cost of goods sold	$608	$950	$1,397	$2,110
Marketing and selling	2,644	3,448	4,424	6,965
Research and development	1,763	1,754	3,588	3,562
General and administrative	2,251	586	4,028	3,816
Income tax benefit	(1,671)	(2,276)	(3,047)	(4,665)
Total share-based compensation expense after income taxes	$5,595	$4,462	$10,390	$11,788

* Share-based compensation expense for the quarter ended September 30, 2012 and six months ended September 30, 2012 includes a reduction of $0.6m and $2.2m in expense applicable to employees terminated as a result of the restructuring plan announced in April 2012.

Constant dollar sales (sales excluding impact of exchange rate changes)

We refer to our net sales excluding the impact of foreign currency exchange rates as constant dollar sales. Constant dollar sales are a non-GAAP financial measure, which is information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. GAAP.  Our management uses these non-GAAP measures in its financial and operational decision-making, and believes these non-GAAP measures, when considered in conjunction with the corresponding GAAP measures, facilitate a better understanding of changes in net sales.  Constant dollar sales are calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency.